Exhibit 99.1

PRESS RELEASE

AEON Biopharma Reports Second Quarter 2025 Financial Results and Provides Corporate Update

– Multiple near-term potential milestones, including anticipated completion of primary structure analysis and select functional analyses in 3Q’25 –

– Type 2a meeting with the FDA anticipated in 4Q’25–

– Cash runway expected to support operations through FDA meeting and regulatory feedback –

IRVINE, Calif., August 12, 2025 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE: AEON), a biopharmaceutical company seeking an accelerated and full-label U.S. market entry by developing ABP-450 (prabotulinumtoxinA) as a BOTOX® (onabotulinumtoxinA) biosimilar, announced its financial results for the second quarter ended June 30, 2025, and provided a business update.

“We have made strong progress this quarter toward the major biosimilar development milestones laid out for the second half of 2025. We are poised to report the results from our primary structure analysis and select functional analyses for ABP-450, which will be critical components of our planned Type 2a meeting with the FDA, anticipated to take place in 4Q’25. We expect our FDA meeting to provide clarity regarding our development path moving forward, as we work to bring greater patient accessibility to therapeutic neurotoxins as quickly as possible,” said Rob Bancroft, AEON’s President and Chief Executive Officer. “With our workstreams advancing as planned, we are now in a position to refine our prior guidance and move confidently into this next phase of development.”

Mr. Bancroft continued, “By utilizing the 351(k) pathway, we aim to bring ABP-450 to the U.S. market under a single FDA approval that could cover all of BOTOX’s currently approved and future therapeutic indications. Further, subject to approval, we believe ABP-450 has the potential to offer a more cost-effective solution that would enhance patient access and improve economics for both payers and healthcare providers. The over $3.0 billion U.S. therapeutic market remains controlled by a single toxin, and we believe our entry into the market would be welcomed by stakeholders.”

Recent Clinical and Corporate Highlights

●Advancing ABP-450’s biosimilar development through the comparative analytical assessment (CAA) – AEON is pursuing a 351(k) biosimilar regulatory pathway for ABP-450, using BOTOX® as the reference product for potentially all therapeutic indications for which BOTOX is approved. The CAA forms the analytical framework required for biosimilar approval.  The Company believes it is aligned with the FDA on the initial key requirements of the CAA.
oAEON expects to complete primary structure and select functional analyses for ABP-450 in 3Q’25.
oThe Company anticipates a Type 2a meeting with the FDA in 4Q’25 to discuss results of these studies and align on the next steps in the development of ABP-450.
oSupportive preclinical toxicology, manufacturing, and other data, which are expected to support the CAA and the Type 2a meeting, have been previously generated by the Company and its licensing partner, Daewoong Pharmaceutical.

Exhibit 99.1

PRESS RELEASE

●	Liquidity and Capital Resources – The Company reported cash and cash equivalents of $8.4 million as of June 30, 2025, which is expected to be sufficient to fund the Company’s operating plan through the fourth quarter of 2025 and its planned Type 2a meeting with the FDA targeted in the 4Q’25.

Expected Upcoming Milestones

●	3Q’25 – Expected completion of primary structure analysis performed by the Company.
●	3Q’25 – Expected completion of select functional analyses performed by Daewoong Pharmaceutical, the Company’s licensing partner.
●	4Q’25 – Expected results and path forward from Biosimilar Biological Product Development (BPD) Type 2a FDA meeting.

About AEON Biopharma

AEON Biopharma is a biopharmaceutical company seeking accelerated and full-label access to the U.S. therapeutic neurotoxin market via biosimilarity to BOTOX. The U.S. therapeutic neurotoxin market exceeds $3.0 billion annually, representing a major opportunity for biosimilar entry.  The Company’s lead asset is ABP-450 injection for debilitating medical conditions. ABP-450 is the same botulinum toxin complex currently approved and marketed for cosmetic indications by Evolus, Inc. under the name Jeuveau®. ABP-450 is manufactured by Daewoong Pharmaceutical in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, Health Canada, and European Medicines Agency. The product is approved as a biosimilar in India, Mexico, and the Philippines. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. To learn more about AEON, visit www.aeonbiopharma.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or AEON’s future financial or operating performance. For example, statements regarding meetings with the FDA, the timing of completion of, or outcome of results from, primary comparative analytical studies, or potential determination that ABP-450 is highly similar to the reference product for currently approved and future therapeutic indications are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "plan", "possible", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by AEON and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the completion of the primary structure analysis by AEON; (ii) the completion of select functional analyses by Daewoong Pharmaceutical; (iii) the expected Type 2a meeting with the FDA and potential path forward to biosimilarity designation; (iv) AEON’s ability to receive full-label access to the U.S. therapeutic neurotoxin market via biosimilarity to BOTOX on an accelerated timeline or at all; (v) the outcome of any legal proceedings that may be instituted against AEON or others; (vi) AEON’s future capital requirements; (vii) AEON’s ability to raise financing in the

Exhibit 99.1

PRESS RELEASE

future; (viii) AEON’s ability to continue to meet continued stock exchange listing standards; (ix) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; (x) the outcomes from any meetings or discussions with regulatory authorities; (xi) the timing of, or results from, any testing performed on AEON’s product; and (xii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at  www.sec.gov.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. AEON does not undertake any duty to update these forward-looking statements.

Contacts

Investor Contact:
Laurence Watts
New Street Investor Relations
+1 619 916 7620
laurence@newstreetir.com

Source: AEON Biopharma

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value amounts)

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,439	$13
Prepaid expenses and other current assets	1,823	1,577
Total current assets	10,262	1,590
Property and equipment, net	200	235
Operating lease right-of-use asset	1,171	1,288
Other assets	29	29
Total assets	$11,662	$3,142
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,907	$5,910
Accrued clinical trials expenses	1,675	3,571
Accrued compensation	546	1,068
Other accrued expenses	3,001	3,600
Total current liabilities	9,129	14,149
Convertible notes at fair value, including related party amount of $15,174 and $11,689, at June 30, 2025 and December 31, 2024, respectively	15,174	11,689
Operating lease liability	1,020	1,145
Warrant liability	2,122	1,187
Contingent consideration liability	69	3,541
Total liabilities	27,514	31,711
Commitments and contingencies
Stockholders’ Deficit:
Class A common stock, $0.0001 par value; 1,040,000,000 and 500,000,000 shares authorized at June 30, 2025 and December 31, 2024, and 11,537,870 and 555,511 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	9	4
Additional paid-in capital	413,283	403,024
Accumulated deficit	(429,144)	(431,597)
Total stockholders' deficit	(15,852)	(28,569)
Total liabilities and stockholders' deficit	$11,662	$3,142

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating expenses:
Selling, general and administrative	$3,258	$3,321	$6,383	$7,970
Research and development	1,064	4,439	1,889	10,172
Change in fair value of contingent consideration	16	(161,233)	(3,472)	(97,464)
Total operating costs and expenses	4,338	(153,473)	4,800	(79,322)
(Loss) income from operations	(4,338)	153,473	(4,800)	79,322
Other (loss) income:
Change in fair value of convertible notes	(1,854)	1,795	(3,485)	1,708
Change in fair value of warrants	(542)	5,905	86,187	(14,999)
Loss on issuance of warrants	—	—	(75,644)	—
Loss on embedded forward purchase agreements and derivative liabilities, net	—	2,905	—	(20,012)
Other income, net	92	34	195	75
Total other (loss) income, net	(2,304)	10,639	7,253	(33,228)
(Loss) income before taxes	(6,642)	164,112	2,453	46,094
Income taxes	—	—	—	—
Net (loss) income	$(6,642)	$164,112	$2,453	$46,094
Basic net (loss) income per share	$(0.60)	$304.00	$0.32	$87.15
Diluted net (loss) income per share	$(0.60)	$304.00	$0.31	$87.15
Weighted average shares of common stock outstanding used to compute basic net (loss) income per share	11,090,809	539,840	7,557,472	528,878
Weighted average shares of common stock outstanding used to compute diluted net (loss) income per share	11,090,809	539,840	7,848,566	528,878

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its controlled subsidiaries.

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